                                                                    EXHIBIT 23.3
                                                                    ------------

              Consent of Ernst & Young LLP, Independent Auditors

The Board of Directors
Rite Aid Corporation

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 11, 1998 included in Rite Aid Corporation's Form 8-K of January 19, 1999, with respect to the consolidated financial statements of PCS Holding Corporation and Subsidiaries incorporated by reference in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-66901) and related Prospectus of Rite Aid Corporation for the registration of $200,000,000 of Dealer Remarketable Securities .



/s/ Ernst & Young LLP

Phoenix, Arizona
April 28, 1999